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                                                                  EXHIBIT 10.22

                     CORPORATE SOFTWARE & TECHNOLOGY, INC.

                                    Guaranty
                                    --------

     This Guaranty (the "Guaranty") is made jointly and severally as of December 15, 1997 by Corporate Software & Technology Holdings, Inc., a Delaware corporation ("CST Holdings"), and Corporate Software & Technology, Inc., a Delaware corporation ("CST") (CST Holdings and CST shall each be referred to herein as a "Guarantor" and collectively as the "Guarantors"), in favor of Stream International Inc., a Delaware corporation (f/k/a Stream International Holdings Inc.) ("Stream"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in that certain Contribution Agreement dated as of the date hereof (the "Contribution Agreement") among Stream, Modus Media International, Inc., a Delaware corporation ("MMI") and Modus Media International Holdings, Inc., a Delaware corporation ("MMI Holdings").

     1. In order to induce Stream to enter into the Contribution Agreement, the Contribution Agreement dated as of the date hereof among Stream, CST Holdings, CST and Stream International Services Corp., a Delaware corporation (the "CST Contribution Agreement"), and the Tax Sharing Agreement and to effect the Drop-down and the Distribution, and in consideration thereof, Guarantors hereby unconditionally and irrevocably and jointly and severally guarantee to Stream and the Stream International Indemnities (i) the payment as and when due of all the Indemnifiable Losses required to be paid by MMI Holdings or its Subsidiaries pursuant to Section 5.2 of the Contribution Agreement, (ii) the payment as and when due of all Other Taxes (as defined in the Tax Sharing Agreement) for which MMI Holdings or MMI has indemnified any member of the Stream Group (as defined in the Tax Sharing Agreement) or otherwise agreed to pay to Stream pursuant to the Tax Sharing Agreement (the obligations described in clauses (i) and (ii) are hereinafter collectively referred to as the "Guaranteed General Obligations"), and (iii) the payment as and when due of all Income Taxes (as defined in the Tax Sharing Agreement) for which MMI Holdings or MMI has indemnified any member of the Stream Group (as defined in the Tax Sharing Agreement) pursuant to the Tax Sharing Agreement (the "Guaranteed Tax Obligations", and collectively with the Guaranteed General Obligations, the "Guaranteed Obligations").

     2. Notwithstanding anything in this Guaranty to the contrary, Guarantors shall not be required to make payment of any particular Guaranteed Obligation until the earlier of the following shall have occurred: (i) the sixtieth (60th) day following the Due Date or the date payment thereof was due by MMI Holdings or MMI pursuant to the Tax Sharing Agreement, as the case may be, shall have elapsed and the Guaranteed Obligation shall not have been paid in full, or (ii) an Event of Bankruptcy (as defined below) shall have occurred with respect to MMI Holdings, MMI or any permitted successor to MMI Holdings' obligations pursuant to the Contribution Agreement or the Tax Sharing Agreement, as the case may be. In
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addition, notwithstanding anything in this Guaranty to the contrary, Guarantors shall not be required to make any payment of any particular Guaranteed Obligation to the extent written notice of such claim is first delivered to Guarantors following the closing of (a) the sale of all or substantially all of the assets of a Guarantor, (b) a merger or consolidation which results in the voting securities of a Guarantor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of such Guarantor or such surviving or acquiring entity or its parent outstanding immediately after such merger or consolidation (but in no event including any transaction required to effect the Distribution); or (c) the initial public offering of equity securities of a Guarantor under the Securities Act of 1933, as amended.

     3. If Guarantors fail to promptly perform their obligations under this Guaranty, Stream may from time to time, and without first requiring performance by MMI Holdings, MMI or any other Person, bring any action at law or in equity or both to compel Guarantors to perform their obligations hereunder and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Stream or its subsidiaries as a direct or indirect consequence of the failure of Guarantors to perform their obligations, together with interest thereon at the lesser of (a) 10% per annum or (b) the maximum rate permitted by applicable law.

     4. Guarantors hereby waive: (a) any defense based upon any legal disability or other defense of MMI Holdings or its Subsidiaries or any other Person or by reason of the cessation or limitation of the liability of MMI Holdings or its Subsidiaries from any cause (including improper or impermissible assignment to or assumption by MMI Holdings or its Subsidiaries of any Guaranteed Obligations) other than full payment of all sums payable in respect of the Guaranteed Obligations; (b) any defense based upon any lack of authority of the officers, directors or agents acting or purporting to act on behalf of MMI Holdings or its Subsidiaries or any other Person which may have created any Guaranteed Obligation or any defect in the formation of MMI Holdings or its Subsidiaries or any other Person which may have created any Guaranteed Obligation; (c) any defense based upon Stream's election of any remedy against a Guarantor, MMI Holdings, MMI or any other Person or any or all of them; (d) any defense based upon Stream's failure to disclose to a Guarantor any information concerning MMI Holdings' or MMI's financial condition or any other circumstance bearing on MMI Holdings' or MMI's ability to pay all sums payable in respect of the Guaranteed Obligations; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respect more burdensome than that of a principal; (f) presentment, demand, protest and notice of any kind; (g) the benefit of any statute of limitations affecting liability of Guarantors hereunder or the enforcement thereof; and

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(h) to the extent permitted by applicable law, all principles or provisions of law which conflict with the terms of this Guaranty.

     5. Guarantors warrant and acknowledge that (a) Stream would not enter into the Contribution Agreement, the CST Contribution Agreement and the Tax Sharing Agreement but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty shall be in full force and effect and binding on Guarantors as of the date hereof; (c) Guarantors have established adequate means of obtaining from sources other than Stream, on a continuing basis, financial and other information pertaining to MMI Holdings' and MMI's financial condition and the status of MMI Holdings' and MMI's performance of obligations imposed by the Contribution Agreement and the Tax Sharing Agreement, and Stream has made no representation to Guarantors concerning any such matters; and (d) Guarantors have reviewed a copy of the Contribution Agreement and the Tax Sharing Agreement and are fully informed of the remedies Stream may pursue in the event of a default thereunder.

     6. This is a guaranty of payment and not of collection and the obligations of Guarantors hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantors under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of MMI Holdings and its Subsidiaries under the Contribution Agreement and the Tax Sharing Agreement. Stream may bring a separate action to enforce the provisions hereof against Guarantor without taking action against MMI Holdings or its Subsidiaries or any other party or joining MMI Holdings or its Subsidiaries or any other party as a party to such action.

     7. As used in this Guaranty, "Event of Bankruptcy" means as to MMI Holdings, MMI or any permitted successor to MMI Holdings' obligations under the Contribution Agreement, (1) the filing of a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (2) the making of a general assignment for the benefit of its creditors; (3) the consent to the appointment of a receiver for all or a substantial part of its property; (4) in case of the filing of an involuntary petition in bankruptcy, the failure to effect a full dismissal of such petition prior to the earlier of the entry of any order granting relief sought in the involuntary petition or sixty (60) days after the date of filing of the petition; (5) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent; or (6) the assumption of custody or sequestration by a court of competition jurisdiction of all or substantially all of its property.

     8. If any attorney is engaged by Stream to enforce or defend any provisions of the Guaranty, with or without the filing of any legal action or

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proceeding, Guarantors shall pay to Stream, immediately upon demand, the amount of all reasonable attorneys' fees and out-of-pocket costs incurred by Stream in connection herewith.

     9. Guarantors' performance of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantors' liability for that portion of the Guaranteed Obligations which are not performed. Without in any way limiting the generality of the foregoing, in the event that Stream is awarded a judgment in any suit brought to enforce a Guarantor's covenant to perform a portion of the Guaranteed Obligations, such judgment shall in no way be deemed to release the Guarantors from their covenant to perform any portion of the Guaranteed Obligations which are not the subject of such suit.

     10. This Guaranty shall be binding upon Guarantors, their representatives, successors and assigns (including any acquirer of substantially all of either Guarantor's assets) and shall inure to the benefit of and shall be enforceable by Stream and its successors and assigns. Neither Guarantor may assign or delegate its obligations hereunder except to a Person that acquires all or substantially all of the assets or business of such Guarantor (whether by merger, consolidation, sale of assets, sale of stock or otherwise). Each Guarantor agrees that it will not transfer all or substantially all of its assets unless the transferee agrees in writing to be bound by this Guaranty.

     11. This Guaranty shall not be impaired by any modification, release or other alteration of any portion of the Guaranteed Obligations, nor by any agreement with, or release of, MMI Holdings, MMI or any other Person; provided,
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however, that the Guarantors shall be released from their obligations hereunder
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to the extent that any such modification, release or other alteration releases
Stream and its Subsidiaries from Liability and; provided, further, that the
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Guarantors shall be released from their obligations hereunder with respect to any Guaranteed Obligation to the same extent that Stream releases MMI Holdings from such Guaranteed Obligation.

     12. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

     13. This Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.


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     IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the date appearing on the first page of this Guaranty.

                              CORPORATE SOFTWARE & TECHNOLOGY
                              HOLDINGS, INC., a Delaware corporation


                             By: /s/ Howard S. Diamond
                                -------------------------------------
                                Name:  Howard S. Diamond
                                Title: Chief Executive Officer and President


                              CORPORATE SOFTWARE & TECHNOLOGY,
                              INC., a Delaware corporation


                             By: /s/ Howard S. Diamond
                                -------------------------------------
                                Name:  Howard S. Diamond
                                Title: Chief Executive Officer and President


ACCEPTED AND AGREED:

STREAM INTERNATIONAL INC.


By: /s/ Judith G. Salerno
   -------------------------
   Name:  Judith G. Salerno
   Title: President


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